EXHIBIT (d)(2)

                                   SCHEDULE A
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT
                              AMENDED APRIL 1, 2008

                                LISTING OF FUNDS

         Name of Fund

ClariVest International Equity Fund Class I and Class II
ClariVest SMid Cap Growth Fund Class I and Class II
Smith Group Large Cap Core Growth Fund Class I and Class II
Mount Lucas U.S. Focused Equity Fund Class I and Class II
Disciplined Global Equity Fund Class I and Class II
AG Mid Cap Core Fund Class I and Class II
AG Mid Cap Growth Fund Class I and Class II
AG Multi Cap Growth Fund Class I and Class II
AG Small Cap Core Fund Class I and Class II